Chordiant Software Announces Financial Results for the First Quarter Fiscal Year 2010 Ended December 31, 2009
Posts 18% Sequential Increase in Bookings and a Return to Non-GAAP Profitability

Cupertino, Calif.—January 28, 2010 — Chordiant Software, Inc. (Nasdaq: CHRD), the leading provider of Customer Experience (Cx™) software and services that help global brands multiply customer lifetime value, today announced its financial results for the first quarter of fiscal year 2010 ended December 31, 2009, and filed its Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

First Quarter Fiscal Year 2010 Financial Highlights

▪	Total revenues of $22.2 million;

▪	License revenues of $7.4 million;

▪	Generally Accepted Accounting Principles (“GAAP”) net loss of $1.0 million, or $0.03 per basic share;

▪	Non-GAAP net income of $1.2 million, or $0.04 per fully-diluted share;

▪	Total bookings of $22.8 million;

▪	Ending backlog of $44.1 million;

▪	Ending cash, cash equivalents and restricted cash of $50.7 million; and

▪	Ending marketable securities balance of $1.7 million.

First Quarter Fiscal Year 2010 Business Highlights

▪	Closed two license transactions in excess of $1 million each;

▪	Received 7 maintenance renewals in excess of $300,000 each, including 3 in excess of $1 million;

▪	Named to FinTech 100’s rankings of top global technology providers to the financial services industry for the 6th consecutive year, every year since the list’s inception; and

▪	Released new versions of our Decision Management Suite of Solutions, Chordiant Decision Management 6.3.1 and Recommendation Advisor 6.3.

“I am pleased with Chordiant’s execution this quarter, highlighted by sequential increases in both bookings and revenue, strong operating cash flows and a return to non-GAAP profitability,” said Steve Springsteel, Chairman, President and Chief Executive Officer.  “Companies increasingly rely on Chordiant as a partner to help drive business value from every customer interaction through the use of our market leading technology.  Chordiant solutions enable more robust customer strategies such as retention, service and cross-sell/up-sell, which are at the heart of optimizing the customer experience.”

First Quarter Fiscal Year 2010 Financial Results
Total revenues for the first quarter of fiscal year 2010 were $22.2 million, compared to $15.2 million in the prior quarter and $23.4 million in the first quarter of fiscal year 2009.

License revenues for the first quarter of fiscal year 2010 were $7.4 million, compared to $2.1 million in the prior quarter and $7.9 million in the first quarter of fiscal year 2009.  Service revenues for the first quarter of fiscal year 2010 were $14.8 million, compared to $13.2 million in the prior quarter and $15.4 million in the first quarter of fiscal year 2009.

Chordiant reported a GAAP net loss of $1.0 million, or a GAAP loss per basic share of $0.03, for the first quarter of fiscal year 2010, compared to a GAAP net loss of $2.7 million, or a GAAP loss per basic share of $0.09 for the first quarter of fiscal year 2009.

Chordiant reported non-GAAP net income of $1.2 million, or non-GAAP earnings per fully-diluted share of $0.04, for the first quarter of fiscal year 2010, compared to non-GAAP net income of $0.6 million, or non-GAAP earnings per fully-diluted share of $0.02, for the first quarter of fiscal year 2009.  Non-GAAP net income and non-GAAP net loss exclude stock-based compensation expense, the amortization of purchased intangible assets, restructuring and other non-recurring charges, the non-cash tax expense (benefit) relating to net operating loss carry-forwards, and professional service fees associated with targeted acquisition activity.

Deferred Revenue
Deferred revenue at the end of the first quarter of fiscal year 2010 was $40.9 million, an increase of $2.9 million as compared to the ending balance of $38.0 million at September 30, 2009, and a decrease of $2.2 million as compared to the ending balance of $43.1 million at the end of the first quarter of fiscal year 2009.

Bookings
Total bookings were $22.8 million for the first quarter of fiscal year 2010, compared to $19.3 million in the prior quarter and $13.6 million in the first quarter of fiscal year 2009.

Backlog of Business
At December 31, 2009, Chordiant's backlog, which includes deferred revenue, increased to $44.1 million from $43.5 million at the end of the prior quarter.  The increase in backlog was related to total orders booked in the first quarter in excess of total revenue recognized.

Cash Position
Chordiant’s cash, cash equivalents, restricted cash and marketable securities position increased by approximately $2.4 million during the quarter to $52.4 million at December 31, 2009, as compared to $50.0 million at September 30, 2009.

Outlook for Fiscal Year 2010
Although the Company is not providing specific bookings, revenue, cash flow or earnings per share guidance, it continues to provide the following basic parameters for its financial performance in fiscal year 2010.  We expect:

•	the timing of new license bookings to remain unpredictable;

•	total license revenues to exceed the total license revenues of fiscal year 2009 of $22.5 million;

•	maintenance renewals to be consistent with historical experience of greater than 90%;

•	total professional services revenues to exceed the total professional services revenues of fiscal year 2009 of approximately $19 million;

•	to be profitable on a non-GAAP basis; and

•	to generate positive operating cash flow.

Conference Call and Webcast Information
Chordiant will host a conference call and webcast to discuss its financial results for the first quarter of fiscal year 2010 ended December 31, 2009 today, Thursday, January 28 2010 at 2:00 p.m. (PT), 5:00 p.m. (ET) and 10:00 p.m. (GMT).  To access the live call, please dial (480)-629-9835, access code 4199813#.  A live audio webcast will be available to investors and the public at the following website: http://chrd.client.shareholder.com/events.cfm.

The webcast will be archived on the Chordiant website.  In addition, a telephone replay will be available on Thursday, January 28, 2010, beginning at approximately 4:00 p.m. (PT), 7:00 p.m. (ET), for seven days after the live call.  The replay can be accessed by dialing (800) 406-7325, access code 4199813#.

About Chordiant Software, Inc.

Chordiant Software optimizes the customer experience to help global brands multiply customer lifetime value.  Chordiant arms marketing, customer service and customer loyalty executives with a suite of intelligent conversation management applications to deliver an order of magnitude improvement in customer experience.  By maximizing the value of every conversation across all channels, Chordiant enables today’s fast-paced brands to engage more effectively with customers and quickly measure whether business strategies are succeeding, resulting in faster acquisition, improved competitiveness, less churn, and superior customer service.  For more information please visit www.chordiant.com.

Cautionary Note Regarding Forward Looking Statements
This Press Release includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements regarding the Company’s expectations of its financial results in fiscal year 2010.  Forward-looking statements are generally identified by words such as "believes," ”expects," "guidance," and similar expressions.  There are a number of important factors that could cause the results or outcomes discussed herein to differ materially from those indicated by these forward-looking statements.  Such risks and uncertainties include, but are not limited to, whether the Company is able to close license and services transactions with new and existing customers and achieve its bookings and revenue targets; fluctuations in customer spending, particularly in the financial services and insurance industries, due to consolidation, economic, geopolitical and other factors; and the Company’s dependence on a small number of customers for a substantial portion of its revenue.  These and other risks are set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009 and Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2009.  These filings are available on a website maintained by the Securities and Exchange Commission at http://www.sec.gov.  The forward-looking statements and risks stated in this Press Release are based on information available to the Company today.  The Company assumes no obligation to update them.

Chordiant and the Chordiant logo are registered trademarks of Chordiant Software, Inc.  Next-Best-Action, Cx and CxM are trademarks of Chordiant Software, Inc.  All other trademarks and registered trademarks are the properties of their respective owners.

NON-GAAP FINANCIAL MEASURES
The accompanying press release dated January 28, 2010 contains non-GAAP financial measures.  Table C reconciles the non-GAAP financial measures contained in the press release to the most directly comparable financial measures prepared in accordance with GAAP.  These non-GAAP financial measures include non-GAAP total cost of revenues, non-GAAP gross profit, non-GAAP income (loss) from operations, non-GAAP net income (loss) and basic and diluted non-GAAP net income (loss) per share.

Chordiant continues to provide all information required in accordance with GAAP and does not suggest or believe non-GAAP financial measures should be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.  Chordiant believes that these non-GAAP financial measures provide meaningful supplemental information regarding its operating results primarily because they exclude amounts Chordiant does not consider part of ongoing operating results when assessing the performance of certain functions, certain geographies or certain members of senior management.

The operating budgets of functional managers do not include stock-based compensation expenses, acquisition-related costs, restructuring costs, non-cash tax expense or benefit and certain other excluded items that may impact their functions’ profitability, and accordingly, we exclude these amounts from our measures of functional performance.  We also exclude these amounts from our internal planning and forecasting process.  We believe that our non-GAAP financial measures also facilitate the comparison of results for current periods and guidance for future periods with results for past periods.  We exclude the following items from our non-GAAP financial measures:

Stock-based compensation expense. Our non-GAAP financial measures exclude stock-based compensation expenses, which consist of expenses for stock options, restricted stock and restricted stock units.  Additionally, recent comparative periods in certain prior years also included stock-based compensation for certain stock options that were subject to variable accounting.  Under variable accounting, movements in the market value of our stock caused significant unpredictable charges or benefits from period to period.  The operating budgets of functional or geographic managers do not include stock-based compensation expenses impacting their function’s or geography’s income (loss) and, accordingly, we exclude stock-based compensation expenses from our measures of functional or geographic performance.  While stock-based compensation is a significant expense affecting our results of operations, management excludes stock-based compensation from our budget and planning process.  We exclude stock-based compensation expenses from our non-GAAP financial measures for these reasons and the other reasons stated above.  We compute weighted average dilutive shares using the method required by a Statement of Financial Accounting Standard for both GAAP and non-GAAP diluted net income (loss) per share.

Amortization of purchased intangible assets. In accordance with GAAP, amortization of purchased intangible assets in cost of revenue includes amortization of software and other technology assets related to acquisitions and acquisition-related charges, and in operating expenses includes amortization of other purchased intangible assets such as customer lists and covenants not to compete.  Acquisition activities are managed on a corporate-wide basis and the operating budgets of functional or geographic managers do not include acquisition-related costs impacting their function’s income (loss).  We exclude these amounts from our budget and planning process.  We exclude amortization of intangible assets from our non-GAAP financial measures for these reasons and the other reasons stated above.

Restructuring expense and infrequent charges. Restructuring expense consists of expenses for excess facilities, lease termination costs, and expenses for severance charges related to reductions in our workforce. Infrequent charges relate primarily to severance expense associated with senior executive management.  The operating budgets of functional or geographic managers do not include restructuring expenses and infrequent charges or the financial impact to their functions or geographies income (loss).  Accordingly, we exclude restructuring expenses and infrequent charges from measures of functional or geographic performance.  We also exclude these expenses in non-GAAP financial measures for these reasons and the other reasons stated.

Non-cash tax expense or benefit relating to Net Operating Loss carryforwards. Our non-GAAP financial measures exclude non-cash tax expenses or benefits.  These amounts include (i) the income tax benefit in fiscal 2009 (and expense in fiscal 2009) attributable to the release of the valuation allowance on certain post-acquisition net operating losses and (ii) the impact of the utilization of pre- and post-acquisition net operating losses to offset certain income tax expenses expected to arise in future periods directly as a result of the release of the valuation allowance.  We exclude these expenses or benefits because they are non-cash expenses or benefits that we believe are not reflective of how we view our operating performance.

Professional service fees associated with targeted acquisition activity. The Company incurred professional services fees related to considerations regarding strategic alternatives.  These costs are excluded because the charges are unrelated to the ongoing operation of the business in the ordinary course.  Acquisition activities are managed on a corporate-wide basis and the operating budgets of functional or geographic managers do not include acquisition-related costs impacting their function’s income (loss).  We exclude these amounts from our budget and planning process.  We exclude professional service fees associated with targeted acquisition activity from our non-GAAP financial measures for these reasons and the other reasons stated above.

Chordiant refers to these non-GAAP financial measures in evaluating and measuring the performance of our ongoing operations and for planning and forecasting in future periods.  These non-GAAP financial measures also facilitate our internal comparisons to historical operating results.  Historically, we have reported similar non-GAAP financial measures and believe that the inclusion of comparative numbers provides consistency in our financial reporting.  We compute non-GAAP financial measures using the same consistent method from quarter-to-quarter and year-to-year.

Chordiant believes that non-GAAP measures have significant limitations in that they do not reflect all of the amounts associated with Chordiant's financial results as determined in accordance with GAAP and that these measures should only be used to evaluate Chordiant's financial results in conjunction with the corresponding GAAP measures.  Because of these limitations, Chordiant qualifies the use of non-GAAP financial information in a statement when non-GAAP information is presented.  In addition, the exclusion of the charges and expenses indicated above from the non-GAAP financial measures presented does not indicate an expectation by Chordiant management that similar charges and expenses will not be incurred in subsequent periods.

Table A
CHORDIANT SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,
	2009	2008
Revenues:
License	$7,432	$7,941
Service	14,792	15,436
Total revenues	22,224	23,377
Cost of revenues:
License	134	98
Service	5,545	6,686
Amortization of intangible assets	303	303
Total cost of revenues	5,982	7,087
Gross profit	16,242	16,290
Operating expenses:
Sales and marketing	6,657	7,780
Research and development	5,354	5,259
General and administrative	4,504	4,402
Restructuring expense	144	784
Total operating expenses	16,659	18,225
Loss from operations	(417)	(1,935)
Interest income, net	29	292
Other income (expense), net	(90)	685
Loss before income taxes	(478)	(958)
Provision for income taxes	494	1,711
Net loss	$(972)	$(2,669)

Net loss per share:
Basic and diluted	$(0.03)	$(0.09)

Weighted average shares used in computing
net loss per share:
Basic and diluted	30,180	30,008

Table B
CHORDIANT SOFTWARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31, 2009	September 30, 2009

ASSETS
Current assets:
Cash and cash equivalents	$50,613	$49,863
Marketable securities	1,716	—
Accounts receivable, net	22,021	16,708
Prepaid expenses and other current assets	3,453	4,006
Total current assets	77,803	70,577
Property and equipment, net	1,638	1,850
Goodwill	22,608	22,608
Intangible assets, net	—	303
Deferred tax asset – non-current	3,224	3,480
Other assets	2,378	2,491
Total assets	$107,651	$101,309

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$4,534	$3,809
Accrued expenses	9,242	6,334
Deferred revenue	32,157	28,704
Total current liabilities	45,933	38,847
Deferred revenue—long-term	8,786	9,257
Other liabilities – non-current	1,151	1,069
Restructuring costs, net of current portion	21	123
Total liabilities	55,891	49,296

Stockholders’ equity:
Common stock	30	30
Additional paid-in capital	286,583	285,666
Accumulated deficit	(237,586)	(236,614)
Accumulated other comprehensive income	2,733	2,931
Total stockholders’ equity	51,760	52,013
Total liabilities and stockholders’ equity	$107,651	$101,309

Table C
CHORDIANT SOFTWARE, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	December 31, 2009	December 31, 2008

GAAP total cost of revenues	$5,982	$7,087
Amortization of purchased intangible assets	(303)	(303)
Stock-based compensation expense	(162)	(134)
Non-GAAP total cost of revenues	$5,517	$6,650

GAAP gross profit	$16,242	$16,290
Amortization of purchased intangible assets	303	303
Stock-based compensation expense	162	134
Non-GAAP gross profit	$16,707	$16,727

GAAP loss from operations	$(417)	$(1,935)
Amortization of purchased intangible assets	303	303
Restructuring expenses	144	784
Stock-based compensation expense	889	965
One-time professional services fee (a)	350	—
Non-GAAP income from operations	$1,269	$117

GAAP net loss	$(972)	$(2,669)
Amortization of purchased intangible assets	303	303
Restructuring expenses	144	784
Stock-based compensation expense	889	965
Deferred tax expense	503	1,264
One-time professional services fee (a)	350	—
Non-GAAP net income	$1,217	$647

GAAP net loss per basic share	$(0.03)	$(0.09)
Amortization of purchased intangible assets	0.01	0.01
Restructuring expenses	0.00	0.03
Stock-based compensation expense	0.03	0.03
Deferred tax expense	0.02	0.04
One-time professional services fee (a)	0.01	—
Non-GAAP net income per basic share	$0.04	$0.02

Shares used in basic per share amounts	30,180	30,008

GAAP net loss per fully diluted share	$(0.03)	$(0.09)
Amortization of purchased intangible assets	0.01	0.01
Restructuring expenses	0.00	0.03
Stock-based compensation expense	0.03	0.03
Deferred tax expense	0.02	0.04
One-time professional services fee (a)	0.01	—
Non-GAAP net income per fully diluted share	$0.04	$0.02

Shares used in fully diluted per share amounts	30,625	30,111

(a)	During the quarter, the Company incurred professional fees related to our attempted acquisition of SWK Holdings Corporation (formerly Kana Software, Inc.). These costs are excluded because the charges are unrelated to the ongoing operation of the business

Table C (Continued)
CHORDIANT SOFTWARE, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO MOST DIRECTLY COMPARABLE GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31, 2009
	Total Operating Expenses
	Research and Development	Sales and Marketing	General and Administrative		Restructuring Expense	Total Operating Expenses

GAAP operating expenses	$5,354	$6,657	$4,504		$144	$16,659
Stock-based compensation expense	(90)	(162)	(475)		—	(727)
Restructuring expenses	—	—	—		(144)	(144)
One-time professional services fee (a)	—	—	(350)	(a)	—	(350)
Non-GAAP operating expenses	$5,264	$6,495	$3,679		$—	$15,438

	Three Months Ended December 31, 2008
	Total Operating Expenses
	Research and Development	Sales and Marketing	General and Administrative		Restructuring Expense	Total Operating Expenses

GAAP operating expenses	$5,259	$7,780	$4,402		$784	$18,225
Stock-based compensation expense	(109)	(256)	(466)		—	(831)
Restructuring expenses	—	—	—		(784)	(784)
Non-GAAP operating expenses	$5,150	$7,524	$3,936		$—	$16,610

(a)	During the quarter, the Company incurred professional fees related to our attempted acquisition of SWK Holdings Corporation (formerly Kana Software, Inc.). These costs are excluded because the charges are unrelated to the ongoing operation of the business

Chordiant Media Relations Contacts
Mo Mahmoud
Eastwick Communications
+1 (650) 480-4058
Chordiant@eastwick.com

Louisa Excell
Hotwire
+44 (0)20 7608 8350
Chordiant@hotwirepr.com

Chordiant Investor Relations Contact:
Karen Haus or Daniel Wood
Market Street Partners
+1 (415) 445-3238
chrd@marketstreetpartners.com